Exhibit 10.14

SHARE PURCHASE AGREEMENT

THIS SHARE PURCHASE AGREEMENT (“Agreement”) is made on November 18, 2010

BETWEEN:

MR. CHAOSHEN WANG (hereinafter referred to as the “Purchaser”); and

FAME BRILLIANT GROUP LIMITED, a corporation incorporated under the laws of the British Virgins Islands with its registered office at PO Box 957, Offshore Incorporations Centre, Road Town, Tortola, the British Virgin Islands (hereinafter referred to as the “Vendor”, which expression shall unless repugnant to the context or meaning thereof be deemed to include its successors and permitted assigns).

RECITALS

1.                                       The Vendor owns 15,408 ordinary shares of the Company, which constitute approximately 77.04% of the Company’s issued and outstanding ordinary shares;

2.                                       The Company intends to make the initial public offering of its ordinary shares in the United States and to list the American Depositary Shares representing its ordinary shares on the New York Stock Exchange (the “IPO”);

3.                                       In consideration of the Purchaser’s contribution to the Company’s growth since its inception and in order to retain the Purchaser’s continued employment with the Company after the IPO, the Vendor desires to transfer to the Purchaser the Company’s ordinary shares (the “Shares”) in the aggregate amount of 3% of the issued and outstanding Shares immediately after the completion of the IPO (the “Completion”), on a fully diluted basis (the “Purchase Shares”), to be delivered according to the schedule listed in Exhibit I hereto; and

ACCORDINGLY, in consideration of the mutual covenants contained in this Agreement, the sufficiency and adequacy of which is acknowledged by the Parties, the Parties, intending to be legally bound, agree as follows:

1.                                      INTERPRETATION

1.1                                 Unless the context requires otherwise, the following words and expressions shall bear the meanings assigned to them below (and cognate words and expressions shall bear corresponding meanings):

“Affiliates” means, with respect to any person, any other person directly or indirectly controlling, controlled by, or under common control with such person, provided that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purposes of this definition, the term “control” (including with correlative meanings, the terms “controlling” and “controlled by” and “under common control with” as used with respect to any person, shall mean the beneficial ownership, directly or indirectly, of 50% or more of the voting securities of an entity, or control of the composition of the majority of the board of directors or power to direct the management or policies of an entity by contract or otherwise.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in Hong Kong are authorized or required by law to close.

“Company” means Zuoan Fashion Limited, a company incorporated in the Cayman Islands and having its registered office at Cricket Square, Hutchins Drive, PO Box 2681, Grand Caymand KY1-1111, Cayman Islands.

“Encumbrance” means any assignment of receivables, right to acquire, equity, power of sale, debenture, lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, pre-emptive or other similar right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset), third-party right or interest, any other encumbrance, condition or security interest whatsoever or any other type of preferential arrangement (including without limitation, a title transfer or retention arrangement) having similar effect.

“IPO Price” means the public offering price per Share calculated based on the public offering price per ADS as set forth on the cover page of the prospectus in connection with the IPO.

“Parties” means the Vendor and the Purchaser, and “Party” means each of them individually.

“Purchase Price” means, in respect of each Purchase Share, 85% of the IPO Price.

“Securities Act” means the Securities Act of 1933 of the United States, as amended.

“Transfer Instrument” means the forms or other such instruments which may be prescribed by the Company’s articles of association, from time to time, to effect the transfer of title in respect of the Purchase Shares.

2.                                      SALE AND PURCHASE

2.1                                 Subject to Clause 3, the Vendor hereby agrees to sell, and the Purchaser hereby agrees to purchase, the Purchase Shares, in accordance with the terms and subject to the conditions of this Agreement.

2.2                                 The Purchase Shares shall be settled in 26 instalments (each, an “Instalment”) on the second Business Day (a “Settlement Date”) after the Purchaser has delivered a notice (a “Settlement Notice”) to the Vendor, provided that the Settlement Notice for each Instalment shall be delivered by the Purchaser only during the relevant Notice Period specified in Exhibit I hereto and the amount of Purchase Shares to be settled on that Settlement Date shall not exceed the aggregate amount of Purchase Shares the Purchaser is entitled to settle during that Notice Period as specified in Exhibit I minus the aggregate amount of Purchase Shares that have been settled in accordance with Clauses 2.3 and 2.4.

2.3                                 The amount of Purchase Shares designated in the Settlement Notice shall be delivered on each Settlement Date against payment by and on behalf of the Purchaser of the Purchase Price therefor by check or wire transfer funds to the account specified by the Vendor at least 12 hours prior to such Settlement Date.

2.4                                 Simultaneously with receipt by the Vendor of the Purchase Price, on each Settlement Date, the Vendor shall transfer the title to the amount of Purchase Shares designated in the Settlement Notice, together with all rights attaching to them, free and clear of all Encumbrances to the Purchaser or any person or entity designated by the Purchaser in the Settlement Notice and the Vendor shall deliver to the Purchaser or such other person or entity the Transfer Instrument duly executed by it in respect of such Purchase Shares, together with the relevant share certificates in original.

2.5                                 No fractional shares will be issued in payment under this Agreement and the number of Shares will be rounded downward to the next whole Share.

3.                                      CONDITIONS

The agreement to sell and purchase the Purchase Shares on each Settlement Date is conditional upon the following conditions:

(a)                                              the delivery of the relevant Settlement Notice by the Purchaser; and

(b)                                             the continued employment of the Purchaser with the Company.

4.                                      OTHER AGREEMENTS

4.1                                 The Vendor hereby disclaims all warranties (whether implied or otherwise) by the Vendor in connection with the transfer of the Purchase Shares, except such warranties as provided in this Agreement and save that the Vendor warrants and agrees that all Purchase Shares transferred by it under the this Agreement shall be transferred free and clear of all Encumbrances.

4.2                                 The Vendor undertakes to pay any stamp duty payable on account of the transfer of the Purchase Shares under this Agreement.

4.3                                 (i) In the event that withholding taxes are imposed by the laws of any jurisdiction on any payments due from the Purchaser to the Vendor under this Agreement, the Purchaser shall deduct such withholding taxes from payments due to the Vendor and forward the balance without any obligation to gross up such payment or pay the Vendor any amount so withheld.

(ii) The Vendor hereby undertakes to and with the Purchaser to indemnify and save harmless the Purchaser from and against any and all liabilities, losses, claims, actions, proceedings, costs, charges, penalties, interest and expenses of any nature whatsoever (including without limitation legal expenses on a full indemnity basis) (“Losses”) which the Purchaser may at any time and from time to time sustain, incur or suffer, or arising from, or in connection with any withholding tax requirement, or imposed in any jurisdiction in connection with this Agreement.

4.4                                 Without prejudice to any other remedies available to any Party, the obligation of Vendor to transfer the Purchase Shares on the Settlement Date, simultaneously with and subject to receipt of the Purchase Price, in full, shall, subject to applicable law, be the subject of specific performance by the Purchaser. Vendor acknowledges that damages shall not be an adequate remedy for breach by the Vendor of its obligation to sell and duly transfer the Purchase Shares on the Settlement Date, simultaneously with and subject to receipt of the Purchase Price.

4.5                                 In the event of the Purchaser’s death, all the rights and obligations of the Purchaser, including the right to deliver a Settlement Notice during the relevant Notice Period and to purchase the Purchase Shares according to the terms of this Agreement, shall be automatically assumed by and transferred to the Purchaser’s executor or administrator, or the person or persons to whom the Purchaser’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be. Any heir or legatee of the Purchaser shall take rights herein granted subject to the terms and conditions hereof.

5.                            REPRESENTATIONS AND WARRANTIES OF BOTH PARTIES

Each Party hereby makes the following representations and warranties to the other Parties, each of which is true and correct in all material respects as of the date of execution of this Agreement and will be true and correct in all material respects as of each Settlement Date:

(a)                                  in the case of a corporation, it is a company duly organized and validly existing under the laws of its incorporation;

(b)                                 it has full corporate power and authority to execute and deliver this Agreement and to perform all of its duties, obligations and responsibilities arising or created under this Agreement. This Agreement when executed and delivered by such Party shall constitute valid and legally binding obligations of such Party, enforceable in accordance with its terms;

(c)                                  the execution, delivery and performance of this Agreement by such Party will not, conflict with, result in a breach of or default under any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority, or any agreement, arrangement or understanding, written or oral, to which such Party is a party or by which such Party or any of its assets are bound; and

(d)                                 the sale and purchase under this Agreement are made in an “offshore transaction” (as such term is defined under Regulation S of the Securities Act), neither Party nor any person acting on its behalf made any “directed selling efforts” (as such term is defined under Regulation S of the Securities Act) in the United States and neither Party is a “U.S. person” (as such term is defined under Regulation S of the Securities Act).

6.                            REPRESENTATIONS AND WARRANTIES OF THE VENDOR

The Vendor hereby makes the following representations and warranties to the Purchaser, each of which is true and correct in all material respects as of the date of execution of this Agreement and will be true and correct in all material respects as of the Settlement Date:

(b)                                 it is the sole legal and beneficial owner of, and has good and marketable title to the Purchase Shares that shall be transferred to the Purchaser; and

(b)                                 the Purchase Shares to be transferred to the Purchaser is free of all Encumbrances.

7.                          INDEMNIFICATION

(a)                        The Vendor undertakes to the Purchaser, its Affiliates and their respective officers, employees and agents (each, a “Specified Indemnified Person”) to fully indemnify and keep fully indemnified on demand each Specified Indemnified Person from and against any and all Losses which any Specified Indemnified Person may incur or sustain from or in consequence of any misrepresentation or any of the representations, warranties or undertakings of the Vendor contained herein not being correct or fully complied with. This indemnity shall be without prejudice to any other rights and remedies of any Specified Indemnified Person in relation to any such breach of any such warranties and all other rights and remedies are expressly reserved to each Specified Indemnified Person.

(b)                       If any action, proceeding, claim or demand shall be brought or asserted against a Specified Indemnified Person or any of them in respect of which Vendor is or may be liable to indemnify as herein provided, any such Specified Indemnified Person shall promptly notify Vendor in writing, and shall employ such legal advisers as may be agreed between Vendor and such Specified Indemnified Person or failing such agreement, within three (3) Business Days, such Specified Indemnified Person may select legal advisers and shall keep Vendor informed of the conduct of such action, proceeding, claim or demand.  Vendor shall not be liable in respect of any settlement of any such action effected without its consent, which consent shall not be unreasonably withheld.

8.                                      NOTICES

Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and signed by or on behalf of the Party giving it. Such notice shall be served by sending it by fax to the number set forth below or delivering by hand, mail or courier to the address set forth below. In each case it shall be marked for the attention of the relevant Party set forth below:

The Vendor

Fame Brilliant Group Limited

P.O. Box 957

Offshore Incorporations Center

Road Town, Tortola

British Virgin Islands

Fax: +(852) 2869-0088

Attention: Mr. Jeff Goh

The Purchaser:

10/F Jinbo Commercial Centre

Guzhai Corner, South of Baqi Road

Shishi City, Fujian Province

362700, PRC

Fax: +86-595-88505229

Attention: Mr. Chaoshen Wang

Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed, each communication made by it by facsimile pursuant hereto but the absence of such confirmation by telephone shall not affect the validity of such facsimile communication. A Party may change or supplement the addresses given above, or designate additional address, for the purpose of this Section by giving the other Party written notice of the new address in the manner set forth above:

9.                                      REMEDIES, WAIVERS AND SEVERABILITY

(a)                                  No failure on the part of any Party to this Agreement to exercise, and no delay on its part in exercising, any right or remedy under this Agreement will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law or equity.

(b)                                 The invalidity, illegality or unenforceability of any provision of this Agreement, in whole or in part, under the laws of any jurisdiction, shall not affect the validity, legality or enforceability hereof under the laws of any other jurisdiction. If for any reason whatsoever any provision of this Agreement is or becomes, or is declared by court of competent jurisdiction to be, invalid, illegal or unenforceable, then the Parties will negotiate in good faith to agree on one or more provisions to be substituted therefor, which provisions shall, as nearly as practicable, leave the Parties in the same or nearly similar position to that which prevailed prior to such invalidity, illegality or unenforceability.

10.                               COUNTERPARTS

This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

11.                               GOVERNING LAW

11.1                           This Agreement shall be governed by, and construed in accordance with, the laws of the Hong Kong.

11.2                          In case any dispute or difference shall arise between the Parties as to the construction of this Agreement or as to any matter of whatsoever nature arising thereunder or in connection therewith, including any question regarding its existence, validity or termination, such dispute or difference shall be submitted to a single arbitrator to be appointed by the Parties or, failing agreement within fourteen (14) Business Days after either Party has given to the other Party a written request to concur in the appointment of an arbitrator, a single arbitrator to be appointed on the request of either Party by the chairman for the time being of Hong Kong International Arbitration Centre (HKIAC). Such submission shall be a submission to arbitration in accordance with the HKIAC Rules by which the Parties agree to be so bound. The place of arbitration shall be Hong Kong.

11.3                          For the purpose of this Agreement, a dispute shall be deemed to arise when one Party serves on the other Party a notice in writing (in this Clause, a “Notice of Dispute”) stating the nature of the dispute.

11.4                          The prevailing Party in the arbitration shall be awarded the costs and expenses (including legal fees and expenses) reasonably incurred in connection with any such arbitration.

IN WITNESS WHEREOF the Parties hereto have executed or caused these presents to be executed by their duly authorised signatory on the day, month and year first above written.

SIGNED AND DELIVERED by Mr. Chaoshen	)
Wang, the within named Purchaser.	)
) /s/ Chaoshen Wang
)

SIGNED AND DELIVERED by FAME	)
BRILLIANT GROUP LIMITED, the within named	)
Vendor, by the hand of Siu Fong Or, its authorised	)
signatory.	) /s/ Siu Fong Or

Exhibit I

Amount of Purchase Shares to be Settled (% of Purchase Shares)	Notice Period	Aggregate Amount of Purchase Shares the Purchaser is Entitled to Settle (% of Purchase Shares)
1/6	after 6 months of the Completion	1/6
1/6	after 12 months of the Completion	1/3
1/36	after 13 months of the Completion	13/36
1/36	after 14 months of the Completion	14/36
1/36	after 15 months of the Completion	15/36
1/36	after 16 months of the Completion	16/36
1/36	after 17 months of the Completion	17/36
1/36	after 18 months of the Completion	18/36
1/36	after 19 months of the Completion	19/36
1/36	after 20 months of the Completion	20/36
1/36	after 21 months of the Completion	21/36
1/36	after 22 months of the Completion	22/36
1/36	after 23 months of the Completion	23/36
1/36	after 24 months of the Completion	24/36
1/36	after 25 months of the Completion	25/36
1/36	after 26 months of the Completion	26/36
1/36	after 27 months of the Completion	27/36
1/36	after 28 months of the Completion	28/36
1/36	after 29 months of the Completion	29/36
1/36	after 30 months of the Completion	30/36
1/36	after 31 months of the Completion	31/36
1/36	after 32 months of the Completion	32/36
1/36	after 33 months of the Completion	33/36
1/36	after 34 months of the Completion	34/36
1/36	after 35 months of the Completion	35/36
1/36	after 36 months of the Completion	36/36